UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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QTS REALTY TRUST, INC.
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QTS Employee FAQ

1.	What was announced?

•	QTS has entered into an agreement to be acquired by Blackstone funds in a transaction that will help position QTS for the future.

•	Through this transaction, we gain a partner in Blackstone that has the consistent access to capital, resources and expertise to help us execute Vision 2025 and drive further growth.

•	With Blackstone, we are confident that we will be well positioned to build on our momentum and capitalize on the significant opportunities ahead as hyperscale customers, enterprises and government agencies continue to leverage our world-class infrastructure to support their digital transformation initiatives.

2.	Why did QTS enter into the transaction with Blackstone?

•	As we look to the next chapter for QTS, we believe now is the right time to join forces with a partner that can invest in our platform, build on our strong foundation and help take Vision 2025 to the next level.

•	We are confident that this this transaction will create significant opportunities for our company and our stakeholders, including:

o	For our company, Blackstone is a terrific partner, with the consistent access to capital, resources and expertise to help us execute our strategy and drive further growth. Blackstone is excited about the data center industry and is focused on helping us continue to expand our platform.

o	For our employees, we expect to create new and exciting career development opportunities as we accelerate our growth with Blackstone’s support.

o	For our customers, this represents a new phase of our growth, and we expect to be able to increase our investments to support our customers’ data center infrastructure needs and extend our track record of world-class customer service.

o	For our common stockholders, the purchase price of $78.00 per share will provide them with compelling, immediate and certain value. The purchase price represents a premium of 21% to QTS’ closing share price as of June 4, 2021 and a 24% premium to the volume weighted average share price over the last 90 days.

3.	Who is Blackstone?

•	Blackstone is one of the leading investment firms in the world with deep expertise, valuable relationships, and a long, successful track record of building world class businesses, as well as premier real estate and technology portfolios.

•	We are pleased that Blackstone has decided to further its investment in the data center space by partnering with QTS, and we look forward to working together to build on our strong foundation. Blackstone understands that data has never been more important to organizations around the world, and that QTS is well positioned for continued growth as customers look for tailored, secure and efficient solutions to manage their data infrastructure.

•	With Blackstone’s support, we expect to have the consistent access to capital, resources and expertise to build on our momentum and capture the significant growth opportunities we see ahead.

4.	How did this transaction come about?

•	The QTS Board and management team regularly review opportunities to ensure we are pursuing the best path to advance our strategic objectives and enhance value for QTS stockholders.

•	As we look to the next chapter of our growth, we believe now is the right time to join forces with a partner that can invest in our platform, build on our strong foundation and help take our strategic execution to the next level.

•	Blackstone understands that data has never been more important to organizations around the world and that QTS is well positioned for continued growth as customers look for tailored, secure and efficient solutions to manage their data infrastructure.

•	We are pleased that Blackstone has decided to further its investment in the data center space by partnering with QTS, and we look forward to working together to build on our strong foundation.

5.	What does this transaction mean for QTS employees?

•	We believe that this transaction is a positive step forward for our company, and we expect it to benefit all QTS stakeholder groups, including employees.

•	With Blackstone’s support, we expect to have the financial flexibility to support our execution of Vision 2025 and advance our strategy to expand the reach of our data center solutions supporting new and existing customers.

•	Ultimately, we expect this transaction to create new and exciting career development opportunities for QTS employees as we build on our momentum and drive growth.

•	Additionally, we expect that members of the QTS senior management team will continue to lead our company following the close of the transaction and that we will maintain our headquarters in Overland Park, Kansas.

•	It is important to remember that the announcement is just the first step toward completing this transaction. Until the transaction is complete, which we expect to occur in the second half of 2021, we remain an independent company and it is business as usual at QTS. This means you should not expect any significant changes.

•	We are counting on you to remain focused on your day-to-day responsibilities to deliver the excellent service and solutions that our customers expect from QTS.

•	We are committed to keeping you informed and look forward to sharing more information as we move through the next stages in this transaction over the next several months.

6.	Will there be any layoffs as a result of this transaction?

•	This transaction is first and foremost about growth and capitalizing on the significant opportunity we see in the data center industry. Blackstone is excited about the data center industry, and is focused on helping us build on our momentum and capture growth opportunities.

•	Blackstone recognizes the importance of the QTS team to our success and we expect that this transaction will create new opportunities for QTS employees.

•	We expect Blackstone will retain substantially all of QTS’ employees following the close.

•	We are committed to keeping you informed and look forward to sharing more information as we move through the next stages in this transaction over the next several months.

7.	Will there be any changes to QTS’s employee salaries, compensation or benefits as a result of this transaction?

•	Following this change in ownership, we expect to continue operating much as we do today.

•	No changes to our general compensation and benefits programs (salaries, cash bonuses, broad-based employee benefits, etc.) are planned or contemplated at this time.

•	We will keep you informed of any changes or other developments as we move toward completing the transaction in the weeks and months ahead.

8.	What is a “go-shop” process? What if someone else bids more?

•	The Merger Agreement contains a go-shop provision, which permits QTS and its representatives to actively solicit and consider alternative acquisition proposals from third parties for a period of 40 days, subject to extension under certain circumstances.

•	There are no assurances that this process will result in any additional interest in QTS, and we cannot speculate on the outcome.

•	We will continue to keep you informed as appropriate as we work through this process. We are relying on you to continue to focus on your day-to-day responsibilities to deliver the excellent service and solutions that our customers expect from QTS.

9.	What other companies or private equity firms will participate in the “go-shop” process?

•	We are not able to speculate on what may happen during the “go-shop” process.

•	We have a small group comprising the Board and management team that will be working with our outside advisors on this process. For the rest of us, the best thing we can do is remain focused on our day-to-day responsibilities to deliver the excellent service and solutions that our customers expect from QTS.

•	We are committed to keeping you informed, and will provide additional updates as appropriate as we move toward completing the transaction in the weeks and months ahead.

10.	What will happen to the leadership team following the transaction?

•	Blackstone recognizes the importance of the QTS team to our success.

•	Following the close of the transaction we expect QTS will continue to be led by members of the senior management team.

•	In short, we intend to continue operating much as we do today.

11.	How will this announcement affect my day-to-day responsibilities?

•	For the vast majority of QTSers, we believe this transaction will have very little impact on their day-to-day job duties.

•	We are excited about the opportunity to join forces with Blackstone, and today’s announcement is just the first step.

•	This means you should not expect any significant changes to your role, and we are relying on you to remain focused on your day-to-day responsibilities to deliver the excellent service and solutions that our customers expect from QTS.

•	We are committed to keeping you informed and look forward to sharing more information as we move through the next stages in this transaction over the next several months.

12.	Once the transaction closes, how will Blackstone work with QTS going forward?

•	Blackstone is acquiring QTS because they recognize what we have accomplished over the last several years through the successful execution of our strategy.

•	Blackstone is excited about the opportunities ahead for QTS and is committed to providing us with consistent access to capital, resources and expertise to increase investments in our platform and build on our strong foundation.

•	In short, they are focused on enabling us to take our execution to the next level in order to advance our strategy and drive growth.

13.	How will our business strategy change as a result of this transaction?

•	Following this change in ownership, QTS will be owned by Blackstone funds and our common stock will no longer trade on the New York Stock Exchange, but we intend to continue operating much as we do today.

•	We will continue to focus on Vision 2025 to expand our footprint and advance our Service Delivery Platform to deliver even more innovative solutions to our Hyperscale, Hybrid Colocation and Federal customers.

•	We are excited to have Blackstone’s support, and are confident that they will provide us with the consistent access to capital, resources and expertise to take our strategic execution to the next level and drive growth.

14.	Will our headquarters change once the transaction closes? What about our name and brand?

•	We expect that our headquarters will remain in Overland Park, Kansas.

•	At this time, we expect to continue to succeed and grow under the QTS name.

•	We are committed to keeping you informed and will share additional details as appropriate as we move toward completing the transaction in the weeks and months ahead.

15.	I own QTS stock. What will happen to stock owned by employees?

•	For employees who are common stockholders of QTS, upon closing of the transaction following all required steps and approvals, you will receive $78.00 in cash (“per share price”) for each share of QTS common stock that you own.

16.	How will my stock options and restricted stock awards be treated in the transaction?

•	Upon the closing of the transaction, all stock options that you hold, whether vested or unvested, will be cancelled in exchange for a cash payment equal to (a) the number of shares subject to the stock option, multiplied by (b) the per share price less the exercise price.

•	Upon the closing of the transaction, all shares of QTS restricted stock that you hold will be cancelled in exchange for a cash payment equal to the per share price.

•	All cash payments in respect of QTS equity awards described above will be subject to applicable tax withholding and will be paid through the QTS payroll within ten (10) business days following the closing.

17.	I participate in the QTS employee stock purchase plan (ESPP). What will happen to my ESPP account?

•	As soon as practicable following the execution of the Merger Agreement, the current offering period under the ESPP will be suspended, and all amounts credited to your ESPP account for the current offering period will be promptly refunded to you.

•	There will be no additional offering periods under the ESPP commencing prior to the closing, and, subject to the consummation of the transactions contemplated by the Merger Agreement, the ESPP will be terminated immediately prior to the closing.

18.	What happens between now and closing?

•	The most important thing every QTSer can do right now is stay focused on execution and serving our customers. The QTS Board and management team are involved in managing the transaction, and we are confident in their ability to manage this process. For the rest of us, we just need to continue performing at the same high level we always do.

•	We are excited about the opportunity to join forces with Blackstone, and today’s announcement is just the first step.

•	There are several important steps required before we complete the transaction, which we expect to occur in the second half of 2021, including the 40 day go-shop process, approval from QTS stockholders and other customary closing conditions.

•	Until the transaction closes, we will remain an independent company.

19.	What should I do if I am contacted by media or third parties about the transaction?

•	This announcement may result in increased attention on QTS and it is important that we speak with one voice.

•	If you are contacted by media or other third parties about today’s news, please forward any inquiries you receive from investors, media or others to Carter Cromley at (703) 861-8245 or carter.cromley@qtsdatacenters.com.

20.	What should I do if customers or business partners ask me about the transaction?

•	Please remind our customers that they remain our top priority and it is business as usual at QTS.

•	This transaction represents an exciting new chapter for QTS, and we expect to be even better positioned to serve our customers with Blackstone’s support.

•	We look forward to serving our customers for many years to come.

21.	Who do I contact if I have further questions?

•	Please contact your respective leaders if you have further questions.

•	We are committed to keeping you informed as we have updates to share.

Additional Information and Where to Find It

In connection with the proposed transaction, QTS intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, QTS intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF QTS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QTS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by QTS with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at QTS’ website at www.qtsdatacenters.com or by writing to QTS Realty Trust, Inc., Attn: Investor Relations, 12851 Foster Street, Overland Park, KS 66213.

QTS and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from QTS’ stockholders with respect to the proposed transaction. Information about QTS’ directors and executive officers and their ownership of QTS securities is set forth in QTS’ proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 18, 2021. To the extent holdings of QTS’ securities by directors and executive officers have changed since the amounts disclosed in QTS’ proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing QTS’ website at www.qtsdatacenters.com. Additional information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this communication constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events, or trends, expected benefits of the transaction or statements about future performance and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this communication reflect QTS’ current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of QTS to obtain stockholder approval required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against QTS, its directors and others related to the proposed transaction; adverse economic or real estate developments in QTS’ markets or the technology industry; global, national and local economic conditions; risks related to QTS’ international operations; risks related to the COVID-19 pandemic, including adverse impacts on the economy and our and our customers’ business; significant increases in construction and development costs; the increasingly competitive environment in which QTS operates; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; dependence on third parties to provide Internet, telecommunications and network connectivity to QTS’ data centers; QTS’ failure to qualify and maintain its qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in QTS’ current and any future joint venture investments, such as lack of sole decision-making authority and reliance on QTS’ partners’ financial condition.

While forward-looking statements reflect QTS’ good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. QTS disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause QTS’ future results or events to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in QTS’ Annual Report on Form 10-K for the year ended December 31, 2020 and in the other periodic reports QTS files with the SEC.